UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, Onity Group Inc. (“Onity” or the “Company”) announced that Aulene Wessel has joined Onity effective February 23, 2026 as Senior Vice President and Chief Accounting Officer.

Ms. Wessel, 43, served as Executive Vice President and Deputy Controller at Truist Bank from August 2024 through February 2026. She previously served as Head of Financial Reporting and Policy at SoFi Technologies from September 2023 through August 2024 and as Head of Accounting Implementation and Head of Accounting Policy at Silicon Valley Bank from May 2021 through June 2023. From 2008 through 2021 she also served in leadership roles at American Express, including most recently as Vice President and Controller, Global Merchant Services and Loyalty. Among other roles, she also previously served as a Finance Business Partner at Barclays and as an Audit Senior at BDO. Ms. Wessel holds a Bachelor of Accounting degree from the University of Stellenbosch, South Africa and a Bachelor of Commerce in Accounting postgraduate degree from the University of Natal, South Africa. She is certified as a Chartered Global Management Accountant in the United Kingdom by the Chartered Institute of Management Accountants.

Under the terms of her offer letter with the Company, Ms. Wessel’s compensation will consist of an annual base salary of $435,000 and an annual cash target incentive of $235,000 (with actual payout to be determined by the Company’s Compensation and Human Capital Committee in its discretion based on Ms. Wessel’s performance and the Company’s performance for the relevant year). Ms. Wessel will also receive a cash sign-on bonus of $455,000 upon commencement of employment and $70,000 payable within 30 days following her six-month employment anniversary, which will be subject to repayment if Ms. Wessel resigns within 24 months of each payment. Upon commencement of employment, Ms. Wessel will be granted cash-settled restricted stock units with a target value of $250,000, vesting in three tranches between the six-month and 24-month anniversaries of employment. During 2026, and subject to the approval of the Compensation and Human Capital Committee, the Company will also grant Ms. Wessel a long-term incentive award under the Company’s 2021 Equity Incentive Plan with a target value of $250,000.

Ms. Wessel succeeds Francois Grunenwald in the role of Chief Accounting Officer. Mr. Grunenwald will be leaving the Company following a transition period. Mr. Grunenwald will receive severance benefits as provided under the Company’s United States Basic Severance Plan as well as payment of his 2025 annual cash incentive with a target value of $251,000, with actual payout to be determined by the Company’s Compensation and Human Capital Committee in its discretion based on the Company’s 2025 performance. Mr. Grunenwald’s departure is not due to any disagreement with the Company relating to its accounting operations, policies or practices. The Company thanks Mr. Grunenwald for his meaningful contributions over six years of service.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Onity Group Inc. dated February 24, 2026

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: February 24, 2026	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer